UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   November 11, 2008

FRONTIER OIL CORPORATION
(Exact name of registrant as specified in its charter)

WYOMING	001-07627	74-1895085
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10000 Memorial Drive, Suite 600 Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (713) 688-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.            Termination of a Material Definitive Agreement.

On November 11, 2008, the Compensation Committee of the Board of Directors of Frontier Oil Corporation (the “Company”) terminated the Company’s Executive Retiree Medical Benefit plan (the “Plan”) implemented in 2006.  The Plan provided a post-retirement medical benefit for executives of the Company at the level of Executive Vice President and above.  A description of the Plan is contained in a Form 8-K filed by the Company on February 24, 2006, which is incorporated herein by reference.  The only participant under the Plan was W. Reed Williams, who previously resigned from the Company. As a result of the termination of the Plan, no existing or future officers of the Company will receive any benefit under the Plan.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 12, 2008, the Board of Directors appointed Michael C. Jennings as the President and Chief Executive Officer of the Company, effective as of January 1, 2009, at which time James R. Gibbs, the Company’s current Chairman of the Board, President and Chief Executive Officer, will resign as President and Chief Executive Officer and remain Chairman of the Board.  In addition, on November 12, 2008, the Board of Directors of the Company expanded the size of the Board by an additional member and appointed Mr. Jennings to fill the vacancy.

Mr. Jennings, 43, is currently the Executive Vice President—Chief Financial Officer of the Company, having joined the Company in 2005.  Prior to joining the Company, Mr. Jennings was employed by Cooper Cameron Corporation beginning in May 2000 as Vice President & Treasurer, with responsibilities including managing merger and acquisition activities, the tax and corporate finance areas, Cooper Cameron’s liquidity and capitalization and overseeing bank and rating agency relationships.  From November 1998 until May 2000, he was Vice President Finance & Corporate Development of Unimin Corporation, a producer of industrial minerals.  Prior to November 1998, Mr. Jennings was employed by Cooper Cameron Corporation as Director, Acquisitions and Corporate Finance from July 1995 until November 1998.

The Compensation Committee of the Board of Directors has established Mr. Jennings’ 2009 base salary at $775,000 and target bonus at 100% of base salary in connection with his appointment as President and Chief Executive Officer.

Item 5.03.            Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 12, 2008, the Board of Directors of the Company voted to amend and restate the Fourth Restated Bylaws of the Company (the “Prior Bylaws”), effective as of the same date.  The primary reasons for the new Fifth Amended and Restated Bylaws (the “New Bylaws”) are to modernize the Prior Bylaws (which, except for a few certain provisions, have not been amended since their adoption more than twenty years ago) and to reflect changes to applicable provisions of the Wyoming Business Corporation Act (“WBCA”) that have occurred since the adoption of the Prior Bylaws.  The primary and substantive changes, including a number of changes to modernize the Prior Bylaws, were as follows:

Shareholder Meetings

Section 2.1(a) was amended to remove the requirement that annual shareholders’ meetings be held within a specified period of time after the close of each fiscal year.

Section 2.1(b) was amended to update the shareholder notice requirement.  For each matter that a shareholder proposes to bring before an annual shareholders’ meeting, notice thereof to the Company must include the information set forth in Section 2.1(c) of the New Bylaws, which are filed herewith as Exhibit 2.1.

In accordance with the WBCA, Section 2.2 was amended to reduce from 50% to 25% the percentage of outstanding shares required to be held for shareholders to call a special meeting of the shareholders.

Section 2.4 was amended to provide for the electronic transmission to shareholders of notices about shareholders’ meetings.  Section 2.4 was also amended to add a notice requirement if a shareholders’ meeting is adjourned for more than 30 days.

Section 2.5 was amended to change the period that the record date could be set from not more than 70 days before the shareholders’ meeting or action taken to not more than 60 days and not less than 10 days before such meeting or action.  Section 2.5 was also amended to provide that if no record date is fixed, the record date for purposes of determining the shareholders entitled to vote at a meeting would be the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 2.6 was amended to change the period that voting lists are available from the lesser of two days after the notice of a shareholders’ meeting or 10 days prior to the meeting to at least 10 days prior to the meeting.

Section 2.7 was amended to remove specific provisions regarding shareholder actions if a quorum is not present at a shareholders’ meeting.

Section 2.9 was amended to remove specific provisions regarding executing and filing proxies and was revised to provide that the Board of Directors may prescribe additional regulations concerning the manner of executing and filing proxies which may be voted at a shareholders’ meeting.

A new Section 2.12 was added to provide procedures relating to inspectors of election at a shareholders’ meeting.

Board of Directors

Section 3.2 was amended to change the number of directors from a range of six to nine to the number fixed by the Board of Directors from time to time.

Section 3.3(b) was amended to add a provision providing that director nominations made by the Board of Directors must be approved by a majority of the independent directors.

Section 3.3(c) was amended to update the director nomination notice requirement.  For each director nominated by a shareholder, notice thereof to the Company must include the information set forth in Section 3.3(c) of the New Bylaws, which are filed herewith as Exhibit 2.1

Section 3.6 was amended to provide that meetings of the Board of Directors could be called on 24 hours notice rather than two days notice and to provide for electronic transmission of notices.

Section 3.9 was amended to provide that any vacancies occurring on the Board of Directors resulting from an increase in the number of directors can be filled by a majority of the directors then in office, even if less than a quorum.

Section 3.13 was amended to set forth procedures for the establishment and operation of committees of the Board of Directors, including the creation thereof, the chairman thereof, how meetings are called, quorum requirements, voting requirements, maintaining records of committee meetings, removal of committee members and filling of committee vacancies.

Officers

Section 4.1 was amended to eliminate the requirement that there be a President and a Chief Operating Officer.  Section 4.1 was also amended to eliminate the prohibition on the Chief Executive Officer and the President from also serving as Secretary.

A new Section 4.4 was added to provide that an officer can resign at any time, with the effective date thereof being the date of the resignation notice or the date specified in such notice.

Section 4.5 (now Section 4.6) was amended to remove the requirement that the Chief Executive Officer also hold the position of either Chairman of the Board or President.

Section 4.7 (now Section 4.7) was amended to change the officer position described therein from the Chief Operating Officer to the Chief Financial Officer.

A new Section 4.13 was added to provide that the Chief Executive Officer or Board of Directors may delegate any officer duties to any director, employee, shareholder or agent for any period of time.

Indemnification

Article VII (now Article VI) was amended to modernize the provisions regarding indemnification, principally to (i) provide for permissive indemnification of employees, (ii) add a provision for indemnification in the event of a derivative action and (iii) expand the scope of officer and director indemnification to include officers and directors of the Company’s subsidiaries.
Miscellaneous

Article VI (now Article V) was amended to add provisions regarding the determination of shareholders of record, the closing of stock transfer books, the ability of the Board of Directors to adopt regulations regarding the issuance, transfer and registration of stock certificates, and the ability of shareholders to examine the Company’s stock ledger.

Section 6.3 regarding the consideration required for the Company to issue shares of stock was deleted.

Section 6.4 regarding the right of shareholders to inspect and copy specified records of the Company was deleted.

The foregoing description of the New Bylaws is qualified in its entirety by the text of the New Bylaws adopted by the Board of Directors of the Company, which are filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01.            Other Events.

On November 12, 2008, the Company issued a press release announcing Mr. Jennings’ appointment as President and Chief Executive Officer of the Company, effective as of January 1, 2009.  The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On November 13, 2008, the Company issued a press release declaring a regular quarterly cash dividend on the Company’s common stock of $0.06 per share ($0.24 annualized).  The dividend is payable January 15, 2009 to shareholders of record at the close of business on December 26, 2008.  The press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01.            Financial Statements and Exhibits.

c) Exhibits

Exhibit Number	Description
2.1	Fifth Amended and Restated Bylaws.
99.1	Press Release, dated November 12, 2008.
99.2	Press Release, dated November 13, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER OIL CORPORATION
Date: November 14, 2008	By: /s/ Michael C. Jennings Name: Michael C. Jennings Title: Executive Vice President and Chief Financial Officer